EXHIBIT 2

LAND & BUILDINGS CAPITAL GROWTH FUND, L.P., LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC AND JONATHAN LITT (COLLECTIVELY, "LAND & BUILDINGS") AND MARC GORDON, JAMES P. HOFFMAN, GREGORY HUGHES, CHARLES W. SCHOENHERR AND HOWARD ALAN SILVER (TOGETHER WITH LAND & BUILDINGS, THE "PARTICIPANTS") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF BRE PROPERTIES, INC. (THE "COMPANY") FOR USE AT THE COMPANY'S 2014 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, INNISFREE M&A INCORPORATED, LAND & BUILDING'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST.

PARTICIPANTS

Land & Buildings Investment Management, LLC, together with the entities and individuals below (collectively, the "Participants"), are anticipated to be, or may be deemed to be, participants in a solicitation of proxies from the stockholders of BRE Properties, Inc. (the "Company") in connection with the 2014 annual meeting of the stockholders (the "Proxy Solicitation").

The Participants include (i) Land & Buildings Capital Growth Fund, L.P. ("L&B Fund"); (ii) Land & Buildings Investment Management, LLC ("L&B IM"); (iii) Jonathan Litt ("Mr. Litt, and together with L&B Fund and L&B IM, "Land & Buildings"); and (iv) each of the following individuals whom, in addition to Mr. Litt, Land & Buildings proposes to nominate as a director pursuant to the Proxy Solicitation: Marc Gordon, James P. Hoffman, Gregory Hughes, Charles W. Schoenherr and Howard Alan Silver (together with Mr. Litt, the "Nominees").

Land & Buildings' principal business is investment management. The principal business of the L&B Fund is to serve as a private investment fund. Mr. Litt's principal business is to serve as the portfolio manager of L&B IM. Mr. Gordon's principal business is serve as the Principal of Rubicon Holdings, LLC, an investment asset management and consulting company focused on hospitality real estate. Mr. Hoffmann's principal business until his retirement in 2012 was to serve as a Partner and Senior Vice President of Wellington Management Company where he was the firm’s senior REIT analyst and portfolio manager. Mr. Hughes's principal business is to serve as Principal of Roscommon Capital Limited Partnership, a financial advisory and investment firm. Mr. Schoenherr's principal business is to serve as the Chief Information Officer of Waypoint Residential, which invests in multifamily properties in the Sunbelt. Mr. Silver is the retired Chief Executive Officer and President of Equity Inns, Inc. and he currently serves as a director of various private and publicly traded companies.

The principal business address of (i) L&B Fund and Mr. Litt is c/o Land & Buildings Investment Management, LLC, 3 Pickwick Plaza, 4th Floor, Greenwich, CT 06380 and (ii) Land & Buildings is 3 Pickwick Plaza, 4th Floor, Greenwich, CT 06380. The principal business address of Marc Gordon is 1117 East Putnam Avenue, Suite 481, Riverside, CT 06878. The principal business address of James P. Hoffmann is 60 Maugus Avenue, Wellesley, MA 02481. The principal business address of Gregory Hughes is 1 Penn Plaza, Suite 3406, New York, NY 10022. The principal business address of Charles W. Schoenherr is 3 Pickwick Plaza, 4th Floor, Greenwich, CT 06830. The principal business address of Howard Alan Silver is 6568 Westminster Road, Memphis, TN 38120.

As of the close of business on December 4, 2013, the Participants may be deemed to beneficially own an aggregate of 194,286 shares of common stock, par value $0.01 per share (the "Common Stock"), constituting approximately 0.25% of the Company's outstanding Common Stock. The aggregate number and percentage of shares of Common Stock reported herein are based upon the 77,188,152 shares of Common Stock outstanding as of October 28, 2013, as reported in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2013, filed with the Securities and Exchange Commission on November 6, 2013. Of the 194,286 shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by Land & Buildings: (a) 100 shares of Common Stock are held by L&B Fund in record name; (b) 148,668 shares of Common Stock (including the 100 shares of Common Stock held by L&B Fund in record name) may be deemed to be beneficially owned by L&B Fund; (c) 194,286 shares of Common Stock (including the 100 shares of Common Stock held by L&B Fund in record name) may be deemed to be beneficially owned by L&B IM by virtue of investment management agreements with L&B Fund and a separate managed account; and (d) 194,286 shares of Common Stock (including the 100 shares of Common Stock held by L&B Fund in record name) may be deemed to be beneficially owned by Mr. Litt, a United States citizen, by virtue of his direct and indirect control of each of L&B Fund and L&B IM.